Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 24, 2022, with respect to our audits of the financial statements of the Company as of December 31, 2021 and 2020 and for each of the years in the two year period ended December 31, 2021. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Friedman LLP

East Hanover, New Jersey

February 10, 2023